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                                                                   EXHIBIT 10.11


                          MIDCITY FINANCIAL CORPORATION
                              RETENTION BONUS PLAN

     MidCity Financial Corporation hereby adopts this MidCity Financial Corporation Retention Bonus Plan for its eligible employees and the eligible employees of its Subsidiaries, effective as of February 1, 2000. The purpose of the Plan is to encourage eligible employees to continue their employment with the Company and its Subsidiaries during its exploration of strategic alternatives.

                             ARTICLE I - DEFINITIONS

     The following terms have the meanings ascribed to them for this Plan:

     1.1. "Board" means the Board of Directors of MidCity Financial Corporation.

     1.2. A "Change in Control" will be deemed to occur if any of the events described in subparagraphs (a), (b), (c) and (d) below occurs.

     (a) Any person who is not a direct lineal descendent, or legally adopted child of a direct lineal descendent, of Edward Morris and Helen Swift becomes the direct or indirect beneficial owner of 35% or more of the combined voting power of the outstanding shares of capital stock of the Company that are entitled to vote generally in the election of directors.

     (b) During any period of 24 consecutive months beginning on or after the Effective Date, individuals who, at the beginning of that 24-month period, constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority of the board, unless the election or nomination for election of each new director of the Company was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of the 24-month period.

     (c) More than 75% of the assets of the Company are, or are agreed to be, sold or otherwise disposed of, or the Company dissolves or liquidates, or effects a partial liquidation involving more than 75% of its assets.

     (d) The Board agrees, by a two-thirds vote, that a Change in Control of the Company is about to occur.

For purposes of subparagraph (a), a "person" is a natural person, company or government, or political subdivision, agency or instrumentality of a government, including a "group" as defined


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in Section 13(d) of the Exchange Act. When two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring the securities of MidCity, they will be deemed a person for purposes of the Agreement. "Person" will be construed in the same manner as under Section 3(a)(9) of the Exchange Act, and "group" will be construed in the same manner as under Section 13(d) of the Exchange Act. Also for purposes of subparagraph (a), "beneficial owner" means any person who directly or indirectly, through any contract, arrangement, understanding or otherwise, has or shares voting power, which includes the power to vote or direct the voting of securities and/or investment power, which includes the power to dispose of, or direct the disposition of, the securities, all as described in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     1.3. "Committee" means a Committee appointed by the Company to administer the Plan. The Committee must have at least three members.

     1.4. "Company" means MidCity Financial Corporation, a Delaware corporation.

     1.5. "Disability" occurs when an Eligible Employee becomes entitled to benefits under his or her employer's group long-term disability plan or when the Committee determines in its sole discretion that the Eligible Employee is permanently and totally disabled.

     1.6. "Effective Date" means February 1, 2000.

     1.7. "Eligible Employee" means each employee of the Company or a Subsidiary whose retention is determined by the Board to be of key importance to the Company and its Subsidiaries throughout the period during which the Company explores its strategic alternatives. The Board will approve the individuals chosen as Eligible Employees. A list of Eligible Employees is attached hereto as Appendix A.

     1.8. "Good Cause" means:

     (a) a 15% or larger reduction in the aggregate value of the Eligible Employee's annual base salary, bonus opportunity and benefits (excluding profit sharing;

     (b) assignment to the Eligible Employee of any duties inconsistent in any respect with the Eligible Employee's position, status, offices, titles and reporting relationships, authority, duties or responsibilities, or any other action by the Eligible Employee's employer that results in a significant diminution in his or her position, authority, duties or responsibility; or

     (c) the Eligible Employee's employer's requiring him or her (without his or her consent) to relocate to a job location more than 35 miles from the Eligible Employee's then existing job location.

     1.9. "Good Reason" means the Eligible Employee's material and willful breach of his or her responsibilities, his or her willful failure to comply with the reasonable directives or policies of his or her employer, disclosure of trade secrets, fraud or criminal


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misconduct, other willful, malicious conduct that is prejudicial to the best interests of the Company or the Eligible Employee's employer, or other grave misconduct on the Eligible Employee's part that is substantially injurious to the Company or the Eligible Employee's employer.

     1.10. "Plan" means this MidCity Financial Corporation Retention Bonus Plan, as amended from time to time.

     1.11. "Retention Bonus" means the amount payable to an Eligible Employee under the terms of this Plan.

     1.12. "Retention Bonus Pool" means the total amount the Company establishes for paying Retention Bonuses; the Retention Bonus Pool shall not exceed $2,250,000. The Company may, but is not required, to fund the Retention Bonus Pool. No Eligible Employee will be entitled to receive any income or interest on assets that may be set aside to fund the Retention Bonus Pool.

     1.13. A "Spin-off Change in Control" will be deemed to occur as to any Subsidiary if either of the events described in subparagraphs (a) and (b) below occurs.

     (a) The Company sells, in one transaction, or in a series of related transactions during any period of 24 or fewer consecutive months beginning on or after the Effective Date, at least 50% of the combined voting power of the outstanding shares of capital stock of the Subsidiary that are entitled to vote generally in the election of directors.

     (b) During any period of 24 consecutive months beginning on or after the Effective Date, individuals who, at the beginning of that 24-month period, constitute the Board of Directors of the Subsidiary, cease for any reason to constitute at least a majority of the board, unless the election or nomination for election of each new director of the Subsidiary was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Subsidiary at the beginning of the 24-month period.

     (c) More than 75% of the assets of the Subsidiary are, or are agreed to be, sold or otherwise disposed of, or the Subsidiary dissolves or liquidates, or effects a partial liquidation involving more than 75% of its assets.

     (d) The Board agrees, by a two-thirds vote, that a Change in Control of the Subsidiary is about to occur.

     1.14. "Subsidiary" means a business entity of which the Company directly or indirectly owns at least 80%. Ownership is measured by either combined voting power or fair market value of all outstanding capital stock.



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                     ARTICLE II - AMOUNT OF RETENTION BONUS

     2.1. REQUIREMENTS FOR PAYMENT OF RETENTION BONUS. An Eligible Employee will be entitled to payment of a Retention bonus if:

     (a) he or she is still employed by the Company or a Subsidiary 60 days after the date a Change in Control closes; or

     (b) he or she is still employed by a Subsidiary 60 days after the date a Spin-off Change in Control of that Subsidiary closes.

For purposes of this Section 2.1, an Eligible Employee will be deemed to be still employed by the Company or applicable Subsidiary if his or her employment ends earlier than 60 days after the Change in Control or Spin-off Change in Control because of death, Disability, transfer to employment with a company affiliated with the acquirer of the Company or applicable Subsidiary, termination without Good Reason or resignation for Good Cause.

     2.2. TIMING AND MEDIUM OF PAYMENT. An Eligible Employee's Retention Bonus will be paid in cash, in one lump sum, as soon as possible after the Eligible Employee meets the requirements for payment in Section 2.1.

     2.2. AMOUNT OF RETENTION BONUS. At any time before the closing of a Change in Control or Spin-off Change in Control, the Committee will determine the percentage of each Eligible Employee's annual base salary that will be paid to him or her if he or meets the requirements of Section 2.1. The Committee may determine a different dollar amount or percentage of base salary for each Eligible Employee, but no Retention Bonus will exceed 50% of any Eligible Employee's annual base salary in effect at the time the amount of his or her future award is determined.

     2.3 RETENTION BONUS POOL. Retention Bonuses will be paid from the Retention Bonus Pool. The total amount of Retention Bonuses paid under the Plan cannot exceed the Retention Bonus Pool. If an Eligible Employee forfeits payment of a Retention Bonus that was previously allocated for him or her by failing to satisfy the requirements of Section 2.1, the forfeited amount will be credited to the Retention Bonus Pool and be available for awards to other Eligible Employees. If the total amount of Retention Bonuses that must ultimately be paid in connection with any Changes in Control or Spin-off Changes in Control that closed on a given day would require payment of more than is then credited to the Retention Bonus Pool, all of those Retention Bonuses will be reduced proportionately, so that the total amount that must be paid does not exceed the amount then credited to the Retention Bonus Pool. It is not necessary for the entire Retention Bonus Pool to be paid to Eligible Employees, and any amount that is credited to the Retention Bonus Pool when the Plan terminates will revert to the Company.



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                        ARTICLE III - GENERAL PROVISIONS

     3.1. ADMINISTRATION BY THE COMMITTEE. The Committee will administer the Plan in accordance with its terms, and will have all powers necessary to carry out the Plan's provisions. The Committee has full discretion to, and will, interpret the Plan and determine all questions arising in its administration, interpretation and application, including but not limited to questions of eligibility and the status and rights of employees, Eligible Employees and other persons. Any determination by the Committee of a matter in its discretion will be conclusive and binding on all persons.

     3.2. COMMITTEE MEMBER AS ELIGIBLE EMPLOYEE. A member of the Committee who is also an Eligible Employee may not participate in any decision concerning his or her Plan rights.

     3.3. AMENDMENT OR TERMINATION. The Company may amend the Plan by resolution of the Board, or by action of an officer duly authorized by the Board, but if a Change in Control has occurred, an amendment that would or could have the effect of reducing any amounts that is or may be payable under the Plan will be ineffective. The Plan may not be terminated. Notwithstanding the foregoing, the Plan will automatically terminate on March 31, 2001, if no definitive agreement to effect a Change in Control or Spin-off Change in Control is then outstanding. An agreement described in the previous sentence will be deemed to be outstanding if it has been entered into by the Company or a Subsidiary, but the transactions contemplated by the agreement have not closed. In addition, the Plan will automatically terminate if and when the entire Retention Bonus Pool has been paid out to Eligible Employees.

     3.4. NO ENLARGEMENT OF EMPLOYEE RIGHTS. Establishment or maintenance of the Plan does not and will not give any Eligible Employee the right to be retained in the service of the Company or a Subsidiary.

     3.5. SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a distribution under, the Plan will be subject in any manner to sale, transfer, assignment, pledge , attachment, garnishment, or other alienation or encumbrance of any kind; nor may such an interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, the person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     3.6. APPLICABLE LAW. The Plan will be construed and administered under the laws of the State of Illinois, except to the extent they are preempted by federal law.

     3.7. INCAPACITY OF RECIPIENT. Subject to applicable state law, if any person entitled to a payment under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for the payment, then, unless and until a claim for the payment is made by a dully appointed guardian or other legal representative of the person, the Committee may provide that the payment will be made to an other person or institution then contributing toward or providing for the care and maintenance of the person. A payment pursuant to the preceding


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sentence will be a payment for the account of the person entitled to the payment, and will completely discharge the Plan's liability to make the payment.

     3.8. CORPORATE SUCCESSORS. The Plan will be continued after the merger or consolidation of the Company into or with any other corporation or other entity.

     3.9. LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither any member of the Board or the Committee, nor any individual acting as an employee or agent of the Company or the Committee, will be liable to any Eligible Employee or any beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

     IN WITNESS WHEREOF, the undersigned has caused this Retention Bonus Plan to be executed on behalf of the Company this _____ day of _________________, 2000.


                                    MIDCITY FINANCIAL CORPORATION


                                    By:_________________________________
                                    Its:  Executive Vice President and Secretary


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